Exhibit 99.1

i2 Files Intellectual Property Lawsuit

Lawsuit alleges Oracle infringes 11 i2 patents

DALLAS – April 29, 2009 – i2 Technologies, Inc. (NASDAQ: ITWO) announced today that it has filed a suit for patent infringement against Oracle Corporation (NASDAQ: ORCL). The lawsuit, filed in the United States District Court for the Eastern District of Texas, alleges infringement of 11 patents related to supply chain management, available to promise, and other enterprise software applications. Those patents are:

•	U.S. Patent No. 5,764,543, awarded to i2 on June 9, 1998 for an extensible model network representation system for process planning

•	U.S. Patent No. 5,930,156, awarded to i2 on July 27, 1999 for an extensible model network representation system for process planning

•	U.S. Patent No. 5,983,194, awarded to i2 on November 9, 1999 for planning and coordination systems for coordinating separate factory planning systems and a method of operation

•	U.S. Patent No. 6,167,380, awarded to i2 on December 26, 2000 for a system and method for allocating manufactured products to sellers

•	U.S. Patent No. 7,085,729, awarded to i2 on August 1, 2006 for a system and method for allocating manufactured products to sellers

•	U.S. Patent No. 7,013,485, awarded to i2 on March 14, 2006 for a computer security system

•	U.S. Patent No. 7,062,540, awarded to i2 on June 13, 2006 for a system and method for remotely monitoring and managing applications across multiple domains

•	U.S. Patent No. 7,065,499, awarded to i2 on June 20, 2006 for intelligent order promising

•	U.S. Patent No. 7,412,404, awarded to i2 on August 12, 2008 for generating, updating, and managing multi-taxonomy environments

•	U.S. Patent No. 7,349,861, awarded to i2 on March 25, 2008 for value chain management

•	U.S. Patent No. 7,370,009, awarded to i2 on May 6, 2008 for extreme capacity management in an electronic marketplace environment

“i2 is a company founded on innovation and our approach encapsulates more than 20 years of supply chain management achievement. Our leadership position is founded on the development of innovative solutions that address complex business problems. More than 150 of those solutions have been rewarded with patent protection,” said i2 Chief Executive Officer Jackson L. Wilson, Jr. “We believe our visionary intellectual property, patent portfolio and deep domain expertise form the cornerstone to our customers’ supply chain management successes. Our actions today are a continuation of our strategy to protect and monetize our extensive intellectual property and patent portfolio.”

About i2

Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross-section of industries; 21 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s ability to protect and monetize its intellectual property portfolio. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the unpredictability of the ultimate outcome of any litigation matter. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K for the year ended December 31, 2008. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Please Contact:

Beth Elkin

i2 Corporate Communications

beth_elkin@i2.com

469-357-4225

Tom Ward

i2 Investor Relations

tom_ward@i2.com

469-357-3854